UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive

Plainsboro, NJ 08536

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 27, 2012, Thomas J. Baltimore, Jr. notified the Board of Directors of Integra LifeSciences Holdings Corporation (the “Company”) that he was resigning as a member of the Company’s Board of Directors, effective August 27, 2012. A copy of Mr. Baltimore’s letter to the Board of Directors is attached as Exhibit 17.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

Following Mr. Baltimore’s resignation, on August 27, 2012, the Company’s Board of Directors reduced the number of members of the Board of Directors from ten (10) to nine (9).

ITEM 7.01 REGULATION FD DISCLOSURE

On August 27, 2012, the Company issued a press release announcing the resignation of Mr. Baltimore from the Company’s Board of Directors and the appointment of Christian S. Schade to the Compensation Committee. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

17.1	Letter, dated August 27, 2012, from Thomas J. Baltimore, Jr. to Board of Directors of Integra LifeSciences Holdings Corporation

99.1	Press release, dated August 27, 2012, issued by Integra LifeSciences Holdings Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: August 27, 2012	By:	/s/ John B. Henneman, III
John B. Henneman, III
	Title:	Executive Vice President,
Finance and Administration, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

17.1	Letter, dated August 27, 2012, from Thomas J. Baltimore, Jr. to Board of Directors of Integra LifeSciences Holdings Corporation

99.1	Press release, dated August 27, 2012, issued by Integra LifeSciences Holdings Corporation